Exhibit 99.2

CORRECTION – CORRECTION – CORRECTION

NETSOL TECHNOLOGIES, INC. RECEIVES
EXTENSION FROM NASDAQ

     Calabasas, CA – July 15, 2003 – NetSol Technologies, Inc. (NASDAQ:NTWK), has made a correction to a news release disseminated earlier today. In the release with the headline “NETSOL TECHNOLOGIES, INC. RECEIVES EXTENSION FROM NASDAQ”, the quote from the company’s Chairman Najeeb U. Ghauri should read as follows:

“We are pleased with the determination by the appeals Panel and will strive to meet the required $1.00 minimum bid price on or before August 18, 2003 to follow with a closing bid price for the company’s common stock of $1.00 for a minimum of ten consecutive days.”